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                                                                    Exhibit 21.1

                          GENETRONICS BIOMEDICAL, LTD.

                           SUBSIDIARIES OF REGISTRANT


Genetronics, Inc., a California corporation

Genetronics, S.A., a French corporation

















                                       1.